SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        November 3, 2009

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.               Results of Operations and Financial Condition.

On November 3, 2009, Oshkosh Corporation (the “Company”) issued a press release (the “Press Release”) announcing its earnings for its fourth fiscal quarter and fiscal year ended September 30, 2009.  A copy of such press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

On November 3, 2009, the Company held a conference call in connection with the Company’s announcement of its earnings for its fourth fiscal quarter and fiscal year ended September 30, 2009.  A copy of the script (the “Script”) for such conference call is furnished as Exhibit 99.2 and is incorporated by reference herein.  An audio replay of such conference call and the related question and answer session will be available for at least twelve months on the Company’s website at www.oshkoshcorporation.com.

The information, including, without limitation, all forward-looking statements, contained in the Press Release, the Script and related slide presentation on the Company’s website (the “Slide Presentation”) or provided in the conference call and related question and answer session speaks only as of November 3, 2009. The Company assumes no obligation, and disclaims any obligation, to update information contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session.  Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

The Press Release, the Script and the Slide Presentation contain, and representatives of the Company made, during the conference call and the related question and answer session, statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in the Press Release, the Script and the Slide Presentation or made during the conference call and related question and answer session, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, plans and objectives of management for future operations, and compliance with credit agreement covenants are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, without limitation, those set forth under the caption “Risk Factors” below. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

In this Current Report on Form 8-K, “we,” “us” or “our” refers to Oshkosh Corporation.

RISK FACTORS

The M-ATV contract is a high profile and urgent priority for the United States Department of Defense (“DoD”), which requires a significant and rapid increase in the rate of production of these vehicles.  If we are not able to meet the required delivery schedule for this contract, our ability to secure future military business may be materially adversely impacted.

The MRAP All Terrain Vehicle (“M-ATV”) contract requires that we quickly ramp up M-ATV production levels to 1,000 vehicles per month by December 2009.  Our ability to meet the required production levels is largely dependent on procuring the necessary material and components in sufficient quantities and on a timely basis. We may incur costs beyond our estimates to ramp up production. In addition, the DoD continues to perform significant levels of testing of the initial vehicles delivered by us. This testing could lead to material retrofits to vehicles that have already been produced or the need to change the configuration of vehicles yet to be built. Material retrofits could involve higher costs than we have estimated for the program. If we are unable to timely complete any of the foregoing items or if we are required to perform significant unpaid retrofits to existing vehicles or change the configuration of the vehicles, we may not be able to timely deliver the quantity of vehicles required by the contract.  This could negatively impact our ability to win future business with the DoD or other foreign military customers, which, along with the other risks to our costs in this program, would adversely affect our future earnings and cash flows. See “Our dependency on contracts with U.S. and foreign government agencies subjects us to a variety of risks that could materially reduce our revenues or profits” and “A disruption or termination of the supply of parts, materials, components and final assemblies from third-party suppliers could delay sales of our vehicles and vehicle bodies” for additional risks associated with the M-ATV contract.

Certain of our markets are highly cyclical and the current or any further decline in these markets could have a material adverse effect on our operating performance.

The current or any further decline in overall customer demand in our cyclical access equipment and commercial markets and in our modestly cyclical fire & emergency markets, could have a material adverse effect on our operating performance. The access equipment market that JLG operates in is highly cyclical and impacted by the strength of economies in general, by prevailing mortgage and other interest rates, by residential and non-residential construction spending, by the ability of rental companies to obtain third party financing to purchase revenue generating assets, by capital expenditures of rental companies in general and by other factors. The ready-mix concrete market that we serve is highly cyclical and impacted by the strength of the economy generally, by prevailing mortgage and other interest rates, by the number of housing starts and by other factors that may have an effect on the level of concrete placement activity, either regionally or nationally. Refuse collection vehicle markets are also cyclical and impacted by the strength of economies in general, by municipal tax receipts and by capital expenditures of large waste haulers. Fire & emergency markets are modestly cyclical and are impacted by the economy generally and municipal tax receipts and capital expenditures. Concrete mixer and access equipment sales also are seasonal with the majority of such sales occurring in the spring and summer months, which constitute the traditional construction season.

The global economy is currently experiencing a severe recession, which has negatively impacted our sales volumes for our access equipment, commercial and, to a lesser extent, fire & emergency products. Continued weakness in U.S. and European housing starts and non-residential construction spending in most geographical areas of the world are further contributing to the lower sales volumes. A lack of significant improvement in non-residential construction spending or continued low levels of construction activity generally may cause future weakness in demand for our products. In addition, many customers of ours have been reducing their expenditures for access equipment. Furthermore, municipal tax revenues have weakened, which has impacted demand for fire apparatus. The towing and recovery equipment market is also being negatively impacted by the global economy and tight credit markets. We cannot provide any assurance that the global recession and tight credit markets will not continue or become more severe. If the global recession and tight credit markets continue or become more severe, then there could be a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

The high levels of sales in our defense business in recent years have been due in significant part to demand for defense trucks, replacement parts and services (including armoring) and truck remanufacturing arising from the conflicts in Iraq and Afghanistan. Events such as these are unplanned, and we cannot predict how long these conflicts will last or the demand for our products that will arise out of such events. Accordingly, we cannot provide any assurance that the increased defense business as a result of these conflicts will continue. Furthermore, our defense business may fluctuate significantly from time to time as a result of the start and completion of new contract awards that we may receive, such as the M-ATV and Family of Medium Tactical Vehicles (“FMTV”) contracts. New vehicle production under the M-ATV contract is currently scheduled to continue only through March 2010. In addition, the bailout of U.S. financial institutions, insurance companies and others as well as the U.S. economic stimulus package are expected to put significant pressure on the federal budget, including the defense budget. Moreover, uncertainty exists regarding the future level of U.S. military involvement in Iraq and Afghanistan and the related level of defense funding that will be allocated to support this involvement. It is too early to tell what the impact of federal budget pressures and future defense funding for U.S. military involvement in Iraq and Afghanistan will mean to funding for Oshkosh defense programs. As such, we cannot provide any assurance that funding for our defense programs will not be impacted by defense policies and federal budget pressures.

An impairment in the carrying value of goodwill and other indefinite-lived intangible assets could negatively affect our operating results.

We have a substantial amount of goodwill and purchased intangible assets on our balance sheet as a result of acquisitions we have completed. More than 80% of these intangibles are concentrated in the access equipment segment. The carrying value of goodwill represents the fair value of an acquired business in excess of identifiable assets and liabilities as of the acquisition date. The carrying value of indefinite-lived intangible assets represents the fair value of trademarks and trade names as of the acquisition date. Goodwill and indefinite-lived intangible assets expected to contribute indefinitely to our cash flows are not amortized, but must be evaluated for impairment at least annually, or more frequently if potential interim indicators exist that could result in impairment. In testing for impairment, if the carrying value of a reporting unit exceeds its current fair value as determined based on the discounted future cash flows of the reporting unit, the goodwill or intangible asset is considered impaired and is reduced to fair value via a non-cash charge to earnings. Events and conditions that could result in impairment include a prolonged period for the current global recession and tight credit markets, further decline in economic conditions or a slow, weak economic recovery, as well as sustained declines in the price of our common stock, adverse changes in the regulatory environment, or other factors leading to reductions in expected long-term sales or profitability. Determination of the fair value of a reporting unit includes developing estimates which are highly subjective and incorporate calculations that are sensitive to minor changes in underlying assumptions. Management’s assumptions change as more information becomes available. Changes in these assumptions could result in an impairment charge in the future, which could have a significant adverse impact on our reported earnings.

Our dependency on contracts with U.S. and foreign government agencies subjects us to a variety of risks that could materially reduce our revenues or profits.

We are dependent on U.S. and foreign government contracts for a substantial portion of our business. That business is subject to the following risks, among others, that could have a material adverse effect on our operating performance:

•                                          Our business is susceptible to changes in the U.S. defense budget, which may reduce revenues that we expect from our defense business, especially in light of the uncertainty that exists regarding the future level of U.S. military involvement in Iraq and Afghanistan and the related level of defense funding that will be allocated to support this involvement.

•                                          The U.S. government may not appropriate funding that we expect for our U.S. government contracts, which may prevent us from realizing revenues under current contracts or receiving additional orders that we anticipate we will receive.

•                                          Most of our government contracts are fixed-price contracts, and our actual costs on any of these contracts may exceed our projected costs, which could result in profits lower than historically realized or than we anticipate or net losses under these contracts.

•                                          We are required to spend significant sums on product development and testing, bid and proposal activities and pre-contract engineering, tooling and design activities in competitions to have the opportunity to be awarded these contracts.

•                                          Competitions for the award of defense truck contracts are intense, and we cannot provide any assurance that we will be successful in the defense truck procurement competitions in which we participate.

•                                          Defense truck contract awards that we receive may be subject to protests by competing bidders, which protests, if successful, could result in the DoD revoking part or all of any defense truck contract it awards to us and our inability to recover amounts we have expended in anticipation of initiating production under any such contract.  In particular, the FMTV contract recently awarded to us is currently being protested by certain unsuccessful bidders for such contract and we continue to invest in the start-up of this program.  We may not be able to recover these amounts if the protests are upheld.

•                                          Certain of our government contracts could be suspended, opened for competition or terminated and all such contracts expire in the future and may not be replaced, which could reduce expected revenues from these contracts.

•                                          The amount of orders for defense trucks or components that we may receive under certain of our government contracts is uncertain, and we may not receive additional or follow-on orders relating to contract awards we have received, including for M-ATVs, FMTV or TAK-4 independent suspension retrofits.

•                                          Our defense products undergo rigorous testing by the customer and are subject to highly technical requirements. Any failure to pass these tests or to comply with these requirements could result in unanticipated retrofit costs, delayed acceptance of trucks, late or no payments under such contracts or cancellation of the contract to provide vehicles to the government.

•                                          Our government contracts are subject to audit, which could result in adjustments of our costs and prices under these contracts.

•                                          Our defense truck contracts are large in size and require significant personnel and production resources, and when such contracts end, we must make adjustments to personnel and production resources. In particular, orders for M-ATVs are requiring substantial personnel and production resources at several of our facilities to enable us to quickly ramp up production to meet the delivery requirements for such orders.

•                                          We periodically experience difficulties with sourcing sufficient vehicle carcasses to maintain our defense truck remanufacturing schedule, which can create uncertainty for this area of our business.

We have a substantial amount of debt. Our current debt levels, including the associated financing costs and restrictive covenants, could limit our flexibility in managing our business and increase our vulnerability to general adverse economic and industry conditions.

As a result of the JLG acquisition, we have a substantial amount of debt. Our credit agreement contains financial and restrictive covenants which, among other things, require us to satisfy quarter-end financial ratios, including a leverage ratio, a senior secured leverage ratio and an interest coverage ratio. The global recession and credit crisis and related decline in our earnings have increased the leverage ratios under which we operate. As a result, the financial and restrictive covenants may limit our ability to, among other things, borrow under our credit agreement to take advantage of business opportunities. Our ability to meet the financial ratios in such covenants may be affected by a number of risks or events, including the risks described in this Current Report on Form 8-K and events beyond our control. A failure to comply with such covenants could have a material adverse effect on our financial condition, results of operations and debt service capability.

Our access to debt financing at competitive risk-based interest rates is partly a function of our credit ratings. Our current long-term debt ratings are B+ with credit watch “stable” from Standard & Poor’s Rating Services and B2 with negative outlook from Moody’s Investors Services. Any downgrade to our credit ratings, such as the downgrades that occurred in the first half of fiscal 2009, could increase our interest rates, could limit our access to public debt markets, could limit the institutions willing to provide us credit facilities, and could make any future credit facility amendments more costly and/or difficult to obtain. In particular, under the terms of our credit agreement, we would incur a usage fee equal to 0.50% per annum on the aggregate principal amount of all outstanding loans under the credit agreement for any day on which we have a corporate family rating from Moody’s Investors Services of B3 with “negative” watch or lower or a corporate credit rating from Standard & Poor’s Rating Services of B- with “negative” watch or lower.

We had approximately $2.0 billion of debt outstanding as of September 30, 2009, of which $1.9 billion matures in fiscal 2014. Our ability to make required payments of principal and interest on our debt will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, political and other factors, some of which are beyond our control. While we have a favorable near term outlook for earnings and cash flow, the global recession and tight credit markets could become more severe or prolonged, government funding levels for our military programs could decline significantly or changes could occur that alter our ability to effectively compete in our markets. Should one or more of these events occur, conditions could arise which could limit our ability to generate sufficient cash flows or access borrowings to enable us to fund our liquidity needs, further limit our financial flexibility or impair our ability to obtain alternative financing sufficient to repay our debt at maturity.

The covenants that are contained in our credit agreement, our credit rating, our substantial amount of debt and the current credit market conditions could have important consequences for our operations, including:

•                                          Render us more vulnerable to general adverse economic and industry conditions in our highly cyclical markets or economies generally;

•                                          Require us to dedicate a substantial portion of our cash flow from operations to higher interest costs or higher required payments on debt, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development, dividends and other general corporate activities;

•                                          Limit our ability to obtain additional financing in the future to fund growth working capital, capital expenditures and other general corporate requirements;

•                                          Limit our ability to enter into additional foreign currency and interest rate derivative contracts;

•                                          Make us vulnerable to increases in interest rates as a portion of our debt under our credit agreement is at variable rates;

•                                          Limit our flexibility in planning for, or reacting to, changes in our business and the markets we serve;

•                                          Place us at a competitive disadvantage compared to less leveraged competitors; and

•                                          Limit our ability to pursue strategic acquisitions that may become available in our markets or otherwise capitalize on business opportunities if we had additional borrowing capacity.

We may experience losses in excess of our recorded reserves for doubtful accounts, finance receivables, notes receivable and guarantees of indebtedness of others.

As of September 30, 2009, we had consolidated gross receivables of $679.0 million.  In addition, we were a party to agreements in the access equipment segment whereby we have maximum exposure of $137.9 million under guarantees of customer indebtedness to third parties aggregating approximately $290.8 million. We evaluate the collectability of open accounts, finance and pledged finance receivables, notes receivable and our guarantees of indebtedness of others based on a combination of factors and establish reserves based on our estimates of potential losses. In circumstances where we believe it is probable that a specific customer will have difficulty meeting its financial obligations, a specific reserve is recorded to reduce the net recognized receivable to the amount we expect to collect, and/or we recognize a liability for a guarantee we expect to pay, taking into account any amounts that we would anticipate realizing if we are forced to repossess the equipment that supports the customer’s financial obligations to us. We also establish additional reserves based upon our perception of the quality of the current receivables, the current financial position of our customers and past collections experience. The level of specific reserves recorded in fiscal 2009, primarily related to JLG’s customers, was significantly higher than historically recorded as a result of the impact of the global recession and tight credit markets. Continued economic weakness and tight credit markets may result in additional requirements for specific reserves. During a recession, the collateral underlying our guarantees of indebtedness of customers or receivables can decline sharply, thereby increasing our exposure to losses. We also face a concentration of credit risk as JLG’s ten largest debtors at September 30, 2009 represented approximately 23% of our consolidated gross receivables. Some of these customers are highly leveraged. In fiscal 2009, we recorded $50.5 million in charges for credit losses, the vast majority of which was in the access equipment segment, reflecting the economic weakness throughout the world. In the future, we may incur losses in excess of our recorded reserves if the financial condition of our customers were to deteriorate further or the full amount of any anticipated proceeds from the sale of the collateral supporting our customers’ financial obligations is not realized. Our cash flows and overall liquidity may be materially adversely affected if any of the financial institutions that finance our customer receivables become unable or unwilling, due to current economic conditions, a weakening of our or their financial position or otherwise, to continue providing such credit.

A disruption or termination of the supply of parts, materials, components and final assemblies from third-party suppliers could delay sales of our vehicles and vehicle bodies.

We have experienced, and may in the future experience, significant disruption or termination of the supply of some of our parts, materials, components and final assemblies that we obtain from sole source suppliers or subcontractors. We may also incur a significant increase in the cost of these parts, materials, components or final assemblies. These risks are increased in the current difficult economic environment and tight credit conditions and for contracts like the M-ATV contract where we are expected to quickly ramp up to a very high rate of production. Such disruptions, terminations or cost increases could delay sales of our vehicles and vehicle bodies and could result in a material adverse effect on our net sales, financial condition, profitability and/or cash flows. These risks are particularly serious with respect to our suppliers who participate in the automotive industry, from whom we obtain a significant portion of our parts, materials, components and final assemblies. Suppliers to the automotive industry have been severely impacted by the financial difficulties of auto manufacturers, the economic environment and credit conditions and face potential failure if the auto manufacturers’ businesses, the economic environment and credit conditions do not improve. These risks are also serious for suppliers for our M-ATV contract who must quickly ramp up to very high rates of production. Should they or their suppliers not plan or execute appropriately, we may not achieve our planned rate of production.

Raw material price fluctuations may adversely affect our results.

We purchase, directly and indirectly through component purchases, significant amounts of steel, petroleum based products and other raw materials annually. During fiscal 2008, steel and fuel prices increased significantly resulting in us paying higher prices for these items. Although fuel and steel prices declined during the first quarter of fiscal 2009, the cost of fuel has fluctuated and there are indications that the costs of fuel and steel may continue to fluctuate significantly in the future. Although we have firm, fixed-price contracts for some steel requirements and have some firm pricing contracts for components, we may not be able to hold all of our steel and component suppliers to pre-negotiated prices or negotiate timely component cost decreases commensurate with any steel and fuel cost decreases. Without limitation, these conditions could impact us in the following ways:

•                                          In the access equipment, fire & emergency and commercial segments, we implemented selling price increases to recover increased steel, component and fuel costs experienced in fiscal 2008. However, any such new product prices applied only to new orders, and we were not able to recover all cost increases from customers due to the amount of orders in our backlog prior to the effective dates of new selling prices. In the access equipment segment, some customers reacted adversely to these price increases in light of the subsequent declines in fuel and steel prices, and competitive conditions limited price increases in a time of global recession. Given the current global recession, it is possible that any price increases in any of our markets in response to rising costs could face unfavorable reaction from our customers. Price increases implemented in response to significantly higher fuel and steel prices were largely removed during the second half of fiscal 2009. If fuel and steel costs increase significantly again in the future, there are no assurances that we will be able to raise prices sufficiently to fully offset the impact of the higher fuel and steel costs.

•                                          In the defense business, we are generally limited in our ability to raise prices in response to rising steel, component and fuel costs as we largely do business under annual firm, fixed-price contracts with the DoD. We attempt to limit this risk by obtaining firm pricing from suppliers at the time a contract is awarded. However, if these suppliers, including steel suppliers, do not honor their contracts, then we could face margin pressure in our defense business.

Our objective is to expand international operations, the conduct of which subjects us to risks that may have a material adverse effect on our business.

Expanding international sales is a part of our growth strategy. International operations and sales are subject to various risks, including political, religious and economic instability, local labor market conditions, the imposition of foreign tariffs and other trade barriers, the impact of foreign government regulations and the effects of income and withholding taxes, governmental expropriation and differences in business practices. We may incur increased costs and experience delays or disruptions in product deliveries and payments in connection with international manufacturing and sales that could cause loss of revenues and earnings. We are increasingly subject to export control regulations, including, without limitation, the United States Export Administration Regulations and the International Traffic in Arms Regulations. Unfavorable changes in the political, regulatory and business climate could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

We are subject to fluctuations in exchange rates and other risks associated with our non-U.S. operations that could adversely affect our results of operations and may significantly affect the comparability of our results between financial periods.

For the fiscal year ended September 30, 2009, approximately 15% of our net sales were attributable to products sold outside of the United States, including approximately 10% that involved export sales from the United States. The majority of export sales are denominated in U.S. dollars. Sales outside the United States are typically made in the local currencies of those countries. Fluctuations in foreign currency can have an adverse impact on our sales and profits as amounts that are measured in foreign currency are translated back to U.S. dollars. We have sales of inventory denominated in U.S. dollars to certain of our subsidiaries that have functional currencies other than the U.S. dollar. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Such fluctuations, in particular those with respect to the Euro, the U.K. pound sterling, the Canadian dollar and the Australian dollar, may have a material effect on our net sales, financial condition, profitability and/or cash flows and may significantly affect the comparability of our results between financial periods. Any appreciation in the value of the U.S. dollar in relation to the value of the local currency will adversely affect our revenues from our foreign operations when translated into U.S. dollars. Similarly, any appreciation in the value of the U.S. dollar in relation to the value of the local currency of those countries where our products are sold will increase our costs in our foreign operations, to the extent such costs are payable in foreign currency, when translated into U.S. dollars.

Changes in regulations could adversely affect our business.

Both our products and the operation of our manufacturing facilities are subject to statutory and regulatory requirements. These include environmental requirements applicable to manufacturing and vehicle emissions, government contracting regulations and domestic and international trade regulations. A significant change to these regulatory requirements could substantially increase manufacturing costs or impact the size or timing of demand for our products, all of which could make our business results more variable.

The mobile medical equipment market continues to be negatively impacted by previously implemented reductions to Medicare reimbursement rates.  There currently are proposals in Congress to change Medicare reimbursement rates, which if enacted, could further reduce demand for mobile medical equipment.

We are the defendant in a purported class action lawsuit.

On September 19, 2008, a purported shareholder of ours filed a complaint seeking certification of a class action lawsuit in the United States District Court for the Eastern District of Wisconsin docketed as Iron Workers Local No. 25 Pension Fund on behalf of itself and all others similarly situated v. Oshkosh Corporation and Robert G. Bohn. The lawsuit alleges, among other things, that we violated the Securities Exchange Act of 1934 by making materially inadequate disclosures and material omissions leading to our issuance of revised earnings guidance and announcement of an impairment charge on June 26, 2008. Since the initial lawsuit, other suits containing substantially similar allegations were filed. These lawsuits have been consolidated and an amended complaint has been filed. The amended complaint substantially expands the class period in which securities law violations are alleged to have occurred and names Charles L. Szews, David M. Sagehorn and our independent auditor as additional defendants. On July 24, 2009, the defendants filed their motions to dismiss the lawsuit and the motions have been fully briefed. The motions are currently pending before the court. The uncertainty associated with this substantial unresolved lawsuit could harm our business, financial condition and reputation. The defense of the lawsuit diverts management’s time and attention away from business operations, and negative developments with respect to the lawsuit could cause a decline in the price of our stock. In addition, although we believe the lawsuit is entirely without merit and we intend to continue to vigorously defend against it, the outcome of the lawsuit cannot be predicted and ultimately may have a material adverse effect on our financial condition, profitability and/or cash flows.

Competition in our industries is intense and we may not be able to continue to compete successfully.

We operate in highly competitive industries. Several of our competitors have greater financial, marketing, manufacturing and distribution resources than us and we are facing competitive pricing from new entrants in certain markets. Our products may not continue to compete successfully with the products of competitors, and we may not be able to retain or increase our customer base or to improve or maintain our profit margins on sales to our customers, all of which could adversely affect our net sales, financial condition, profitability and/or cash flows.

Item 9.01.               Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibits are being furnished herewith:

(99.1)                   Oshkosh Corporation Press Release dated November 3, 2009.

(99.2)                   Script for conference call held November 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: November 3, 2009	By:	/s/ David M. Sagehorn
David M. Sagehorn
Executive Vice President and Chief Financial Officer

OSHKOSH CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated November 3, 2009

Exhibit
Number

(99.1)	Oshkosh Corporation Press Release dated November 3, 2009.

(99.2)	Script for conference call held November 3, 2009.